Exhibit 99.1

Company Contact:	Bruce Thomas Vice President, Investor Relations Quiksilver, Inc. +1 (714) 889-2200
Quiksilver, Inc. Reports Fiscal 2008 Third Quarter Financial Results
— Net Revenues from Continuing Operations Increase 7% to $565 million —
— Income from Continuing Operations of $0.25 per share Includes Favorable Tax Adjustment —
Huntington Beach, California, September 4, 2008—Quiksilver, Inc. (NYSE:ZQK) today announced operating results for the third quarter ended July 31, 2008. Consolidated net revenues from continuing operations for the third quarter of fiscal 2008 increased 7% to $564.9 million, from $528.6 million in the third quarter of fiscal 2007. Consolidated income from continuing operations for the third quarter of fiscal 2008 was $33.1 million, or $0.25 per share, compared to $35.7 million, or $0.28 per share, for the third quarter of fiscal 2007. Results for the quarter included a $0.03 per share benefit from certain tax adjustments. Net revenues and income from continuing operations for all periods exclude the results of our Rossignol wintersports equipment and apparel operations which are reported as discontinued operations. Including discontinued operations, net income for the quarter was $2.9 million or $0.02 per share compared to a net loss of $7.9 million or ($0.06) per share in the same quarter a year ago. The Company recently announced that it had received a binding offer to purchase Rossignol and expects to close this transaction in the Fall of 2008.
Robert B. McKnight, Jr., Chairman of the Board, Chief Executive Officer and President of Quiksilver, Inc., commented, “Our performance overall was in-line with our expectations and we are relatively pleased to deliver results in this range given the negative trends we’ve all witnessed during the quarter in the retail environment. Our gross margins benefited from a higher proportion of our revenues coming from Europe and from our retail stores than in the same quarter a year ago and we again achieved some improvements in sourcing margins. At the same time, this business mix drove our expense ratio higher, and a weaker performance at retail, together with conservative ordering by our wholesale customers, led to some deleveraging of expenses.”
All segments have been adjusted to reflect the discontinued operations classification of our Rossignol wintersports equipment and apparel business. The Americas, Europe and Asia/Pacific segments each include operations of our Quiksilver, Roxy, DC and other apparel brand businesses. Net revenues in the Americas segment decreased 4% during the third quarter of fiscal 2008 to $271.9 million from $281.9 million in the third quarter of fiscal 2007. European segment net revenues increased 25% during the third quarter of fiscal 2008 to $232.0 million from $185.6 million in the third quarter of fiscal 2007. Approximately $28.6 million of Europe’s increase was attributable to the positive effect of changes in foreign currency exchange rates. Asia/Pacific segment net revenues decreased slightly to $59.6 million in the third quarter of fiscal 2008 from $59.9 million in the third quarter of fiscal 2007. Asia/Pacific’s decrease would have been greater but for the positive effect of changes in foreign currency exchange rates of approximately $7.9 million.
Consolidated inventories increased 14% to $358.6 million at July 31, 2008 from $315.1 million at July 31, 2007. Changes in foreign currency exchange rates accounted for approximately $22.5 million of the increase in inventories compared to July 31, 2007. Consolidated trade accounts receivable increased 10% to $491.4 million at July 31, 2008 from $445.5 million at July 31, 2007. Changes in foreign currency exchange rates accounted for approximately $31.5 million of the increase in accounts receivable compared to July 31, 2007.

Quiksilver, Inc. 2008 Third Quarter Results
September 4, 2008

Addressing its outlook for continuing operations, the Company indicated that it continues to believe it can achieve earnings per share for the full fiscal year ending October 31 of slightly below $0.90 per share, including the $0.03 tax benefit recognized in the fiscal third quarter.
About Quiksilver:
Quiksilver, Inc. (NYSE:ZQK) is the world’s leading outdoor sports lifestyle company, which designs, produces and distributes a diversified mix of branded apparel, footwear, accessories and related products. The Company’s apparel and footwear brands represent a casual lifestyle for young-minded people that connect with its boardriding culture and heritage.
The reputation of Quiksilver’s brands is based on different outdoor sports. The Company’s Quiksilver, Roxy, DC and Hawk brands are synonymous with the heritage and culture of surfing, skateboarding and snowboarding, and its beach and water oriented swimwear brands include Raisins, Radio Fiji and Leilani.
The Company’s products are sold in over 90 countries in a wide range of distribution, including surf shops, skate shops, snow shops, its proprietary Boardriders Club shops and other company-owned retail stores, other specialty stores and select department stores. Quiksilver’s corporate and Americas’ headquarters are in Huntington Beach, California, while its European headquarters are in St. Jean de Luz, France, and its Asia/Pacific headquarters are in Torquay, Australia.
Forward looking statements:
This press release contains forward-looking statements including but not limited to statements regarding the Company’s 2008 annual earnings per share guidance and other future activities. These forward-looking statements are subject to risks and uncertainties, and actual results may differ materially. Please refer to Quiksilver’s SEC filings for more information on the risk factors that could cause actual results to differ materially from expectations, specifically the sections titled “Risk Factors” and “Forward-Looking Statements” in Quiksilver’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.
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NOTE: For further information about Quiksilver, Inc., you are invited to take a look at our world at www.quiksilver.com,
www.roxy.com, www.dcshoecousa.com, www.quiksilveredition.com, www.hawkclothing.com.

Quiksilver, Inc. 2008 Third Quarter Results
September 4, 2008

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended July 31,
In thousands, except per share amounts	2008	2007
Revenues, net	$564,876	$528,591
Cost of goods sold	280,047	276,512

Gross profit	284,829	252,079

Selling, general and administrative expense	232,094	194,323

Operating income	52,735	57,756

Interest expense	11,801	11,881
Foreign currency (gain) loss	(1,231)	310
Minority interest and other expense	415	80

Income before provision for income taxes	41,750	45,485

Provision for income taxes	8,677	9,783

Income from continuing operations	$33,073	$35,702
Loss from discontinued operations, net of tax	(30,219)	(43,569)

Net income (loss)	$2,854	$(7,867)

Income per share from continuing operations	$0.26	$0.29

Loss per share from discontinued operations	$(0.24)	$(0.35)

Net income (loss) per share	$0.02	$(0.06)

Income per share from continuing operations, assuming dilution	$0.25	$0.28

Loss per share from discontinued operations, assuming dilution	$(0.23)	$(0.34)

Net income (loss) per share, assuming dilution	$0.02	$(0.06)

Weighted average common shares outstanding	126,220	124,013

Weighted average common shares outstanding, assuming dilution	130,021	129,163

Quiksilver, Inc. 2008 Third Quarter Results
September 4, 2008

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Nine Months Ended July 31,
In thousands, except per share amounts	2008	2007
Revenues, net	$1,657,737	$1,459,804
Cost of goods sold	829,042	763,263

Gross profit	828,695	696,541

Selling, general and administrative expense	684,304	565,687
Asset impairment	350	—

Operating income	144,041	130,854

Interest expense	35,845	35,420
Foreign currency (gain) loss	(463)	1,732
Minority interest and other expense	18	39

Income before provision for income taxes	108,641	93,663

Provision for income taxes	29,273	20,870

Income from continuing operations	$79,368	$72,793
Loss from discontinued operations	(304,678)	(82,985)

Net loss	$(225,310)	$(10,192)

Income per share from continuing operations	$0.63	$0.59

Loss per share from discontinued operations	$(2.43)	$(0.67)

Net loss per share	$(1.80)	$(0.08)

Income per share from continuing operations, assuming dilution	$0.61	$0.56

Loss per share from discontinued operations, assuming dilution	$(2.35)	$(0.64)

Net loss per share, assuming dilution	$(1.74)	$(0.08)

Weighted average common shares outstanding	125,511	123,579

Weighted average common shares outstanding, assuming dilution	129,765	128,966

Quiksilver, Inc. 2008 Third Quarter Results
September 4, 2008

CONSOLIDATED BALANCE SHEETS (Unaudited)

	July 31,	July 31,
In thousands	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$99,491	$76,007
Trade accounts receivable, less allowance for doubtful accounts of $27,458 (2008) and $18,970 (2007)	491,369	445,469
Other receivables	18,893	29,882
Income tax receivable	—	7,647
Inventories	358,646	315,054
Deferred income taxes	100,777	39,393
Prepaid expenses and other current assets	29,221	24,080
Current assets held for sale	358,832	484,761

Total current assets	1,457,229	1,422,293

Fixed assets, net	258,920	196,358
Intangibles, net	146,862	131,324
Goodwill	417,486	380,134
Other assets	44,892	44,517
Deferred taxes-long term	14,007	—
Non-current assets held for sale	—	432,418

Total assets	$2,339,396	$2,607,044

LIABILITIES & STOCKHOLDERS’ EQUITY

Current Liabilities:
Lines of credit	$274,685	$87,364
Accounts payable	251,623	217,119
Accrued liabilities	129,803	104,465
Current portion of long-term debt	35,584	19,449
Income taxes payable	13,447	—
Liabilities related to assets held for sale	144,882	400,464

Total current liabilities	850,024	828,861

Long-term debt	744,127	589,507
Deferred taxes and other long-term liabilities	37,164	32,347
Non-current liabilities of assets held for sale	7,736	196,415

Total liabilities	1,639,051	1,647,130

Minority interest	—	9,982

Stockholders’ equity:
Preferred stock	—	—
Common stock	1,306	1,280
Additional paid-in capital	331,269	300,087
Treasury stock	(6,778)	(6,778)
Retained earnings	191,374	548,867
Accumulated other comprehensive income	183,174	106,476

Total stockholders’ equity	700,345	949,932

Total liabilities & stockholders’ equity	$2,339,396	$2,607,044

Quiksilver, Inc. 2008 Third Quarter Results
September 4, 2008

Information related to operating segments is as follows (unaudited):

	Three Months Ended July 31,
In thousands	2008	2007
Revenues, net:
Americas	$271,941	$281,891
Europe	231,987	185,616
Asia/Pacific	59,634	59,897
Corporate operations	1,314	1,187

	$564,876	$528,591

Gross Profit:
Americas	$112,552	$117,951
Europe	138,439	103,770
Asia/Pacific	33,094	29,263
Corporate operations	744	1,095

	$284,829	$252,079

SG&A Expense:
Americas	$89,361	$78,340
Europe	97,502	76,437
Asia/Pacific	28,580	24,327
Corporate operations	16,651	15,219

	$232,094	$194,323

Operating Income:
Americas	$23,191	$39,611
Europe	40,937	27,333
Asia/Pacific	4,514	4,936
Corporate operations	(15,907)	(14,124)

	$52,735	$57,756

Quiksilver, Inc. 2008 Third Quarter Results
September 4, 2008

	Nine Months Ended July 31,
In thousands	2008	2007
Revenues, net:
Americas	$754,491	$715,965
Europe	716,770	578,692
Asia/Pacific	182,494	161,984
Corporate operations	3,982	3,163

	$1,657,737	$1,459,804

Gross Profit:
Americas	$320,087	$300,087
Europe	409,866	315,210
Asia/Pacific	96,519	78,591
Corporate operations	2,223	2,653

	$828,695	$696,541

SG&A Expense:
Americas	$273,668	$229,547
Europe	283,639	220,411
Asia/Pacific	88,661	73,347
Corporate operations	38,336	42,382

	$684,304	$565,687

Asset Impairment:
Americas	$350	$—
Europe	—	—
Asia/Pacific	—	—
Corporate operations	—	—

	$350	$—

Operating Income:
Americas	$46,069	$70,540
Europe	126,227	94,799
Asia/Pacific	7,858	5,244
Corporate operations	(36,113)	(39,729)

	$144,041	$130,854